REVISED INVESTMENT AGREEMENT
                   ----------------------------


                           March 11, 1994

 America West Airlines, Inc.
 4000 East Sky Harbor Boulevard
 Phoenix, AZ  85034


 Attention:   William A. Franke
            Chairman of the Board

 Gentlemen:

         This letter  agreement (this "Agreement")  sets forth the
                                       ---------
 agreement between America West Airlines, Inc., a Delaware corporation (including, on or after the effective date of the Plan, as defined herein, its successors, as reorganized pursuant to the Bankruptcy Code, as defined herein) (the "Company"), and
                                                   -------
 AmWest Partners, L.P., a Texas limited partnership ("Investor").
                                                      --------

         The Company will issue and sell to Investor, and Investor hereby agrees and commits to purchase from the Company, a package of securities of the Company for $220 million in cash (subject to adjustment as herein provided), consisting of (i) shares of Class A Common Stock of the Company ("Class A Common"),
                                                 --------------
 (ii) shares  of Class  B Common  Stock of  the Company  ("Class B
                                                           -------
 Common" and, together with the  Class A Common, "Common  Stock"),
 ------                                           -------------
 (iii)  senior unsecured notes  of the Company  ("Notes") and (iv)
                                                  -----
 warrants to purchase shares of Class  B Common ("Warrants") , all
                                                  --------
 on the terms and subject to the terms and conditions hereinafter set forth.

         Investor s purchase of the securities referred to above (the "Investment") will be made in connection with and as part of
       ----------
 the transactions to be consummated pursuant to a joint Plan of Reorganization of the Company (the "Plan") and an order (the
                                        ----
 "Confirmation  Order")   confirming  the   Plan  issued   by  the
  -------------------
 Bankruptcy Court, as defined herein. The Plan will contain provisions called for by, or otherwise consistent with, this Agreement.

         In consideration of the agreements of Investor hereunder, and as a precondition and inducement to the execution of this Agreement by Investor, the Company has entered into the Interim Procedures Agreement with Investor, dated the date hereof (the "Procedures Agreement").
       --------------------

         SECTION 1.   Definitions.      For   purposes   of   this
                      -----------
 Agreement, except as expressly provided herein or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Affiliate" shall  mean (i) when  used with  reference to
          ---------
     any partnership, any Person that, directly or indirectly, owns or controls 10% or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a Person in which such partnership has a 10% or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Company will be deemed not to be an Affiliate of Investor or any of its partners.

         "Alliance  Agreements" shall  have the  meaning specified
          --------------------
     in Section 5.

         "Approvals" shall  have the meaning  specified in Section
          ---------
     8(b).

         "Average Closing Price" shall have the  meaning specified
          ---------------------
     in Section 4(a)(2)(v)(B).

         "Bankruptcy  Code" shall  mean Chapter  11 of  the United
          ----------------
     States Bankruptcy Code.

         "Bankruptcy   Court"   shall  mean   the  United   States
          ------------------
     Bankruptcy Court for the District of Arizona.

         "Business Combination" means:
          --------------------

              (i) any merger or consolidation of the Company with or into Investor or any Affiliate of Investor;

              (ii)   any   sale,   lease,    exchange, transfer or
         other   disposition   of  all   or   any  substantial part
         of   the  assets   of  the  Company  to  Investor  or any
         Affiliate of Investor;

              (iii)  any    transaction    with     or   involving
         the  Company    as   a  result   of  which  Investor   or
         any of Investor s Affiliates will, as a result of issuances of voting securities by the Company (or any other securities convertible into or exchangeable for such voting securities) acquire an increased percentage ownership of such voting securities, except pursuant to a transaction open on a pro rata basis to all holders of Class B Common; or

              (iv) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

         "Class A Common" shall  have the meaning specified in the
          --------------
     second paragraph of this Agreement.

         "Class  B Common" shall have the meaning specified in the
          ---------------
     second paragraph of this Agreement.

         "Common Stock"  shall have the  meaning specified  in the
          ------------
     second paragraph of this Agreement.

         "Company" shall have the meaning  specified in the  first
          -------
     paragraph of this Agreement.

         "Confirmation Date"  shall  mean the  date  on which  the
          -----------------
     Confirmation Order is entered by the Bankruptcy Court.

         "Confirmation Order" shall have the meaning  specified in
          ------------------
     the third paragraph of this Agreement.

         "Continental" shall mean Continental Airlines, Inc.
          -----------

         "Creditors  Committee" shall mean the Official  Committee
          --------------------
     of the Unsecured Creditors of America West Airlines, Inc. appointed in the Company's Chapter 11 case pending in the Bankruptcy Court.

         "Disclosure Statement" shall mean a  disclosure statement
          --------------------
     with respect to the Plan.

         "Effective  Date" shall  mean the  effective date  of the
          ---------------
     Plan; provided, that in no event  shall the Effective Date be
     (a) earlier than 11 days after the Bankruptcy Court approves and enters the Confirmation Order providing for the
     confirmation  of  the  Plan  or  (b)  before  all    material
     Approvals are obtained.

         "Electing  Party"  shall have  the  meaning  specified in
          ---------------
     Section 4(a)(2)(ii).

         "Equity Committee" shall  mean the Official  Committee of
          ----------------
     Equity Holders of America West Airlines, Inc. appointed in the Company's Chapter 11 case pending in the Bankruptcy Court.

         "Equity   Holders"  shall   mean  the   Company's  equity
          ----------------
     security holders (including holders of common stock and preferred stock) of record as of the applicable record date fixed by the Bankruptcy Court.

         "Escrow  Shares"  shall  have the  meaning  specified  in
          --------------
     Section 4(a)(2)(v).

         "Governance Agreements" shall have the meaning  specified
          ---------------------
     in Section 6.

         "GPA"  shall mean  GPA Group  plc or, if  applicable, any
          ---
     direct or indirect subsidiary thereof.

         "GPA Put Agreement" shall have  the meaning specified  in
          -----------------
     Section 7(j).

         "Independent Directors" shall have the meaning  specified
          ---------------------
     in Section 6(a)(ii).

         "Initial Order"  shall  have  the  meaning  specified  in
          -------------
     Section 8(a).

         "Investment" shall  have  the  meaning specified  in  the
          ----------
     third paragraph of this Agreement.

         "Investor" shall have  the meaning specified in the first
          --------
     paragraph of this Agreement.

         "Mesa" shall mean Mesa Airlines, Inc.
          ----

         "Monthly  Targets" shall  mean the  amounts specified  in
          ----------------
     the Monthly Targets Schedule.

         "Monthly  Targets   Schedule"  shall   mean  the   letter
          ---------------------------
     agreement between the Company and Investor dated the date hereof.

         "Non-Contingent Shares" shall have the meaning  specified
          ---------------------
     in Section 4(a)(2)(v)(A).

         "Notes" shall  have the meaning  specified in  the second
          -----
     paragraph of this Agreement.

         "Outside Date" shall  mean August 15, 1994; provided that
          ------------
     Investor shall have the right from time to time to irrevocably extend the Outside Date to a date not later than November 30, 1994, but only if Investor gives the Company prior written notice of its election to extend the then current Outside Date (which notice shall specify the new Outside Date) and then only if, at the time of the giving of such notice, Investor is not in breach of any of its representations, warranties, covenants or obligations under this Agreement, the Procedures Agreement or any Related Agreement (excluding any breach by Investor which is not willful or intentional and which is capable of being cured on or before the new Outside Date). Unless waived by the Company, any notice given pursuant to this definition shall be delivered to the Company not less than 15 days prior to the then current Outside Date except that, in the event the Effective Date has not occurred for any reason arising within such 15-day period not due to a breach by Investor of any of its representations, warranties, covenants or agreements hereunder, such notice shall be given as soon as practicable but in no event later than the then current Outside Date.

         "Person"  means  a  natural  person,  a   corporation,  a
          ------
     partnership,   a  trust,  a  joint  venture,  any  Regulatory
     Authority or any other entity or organization.

         "Plan" shall  have  the meaning  specified  in the  third
          ----
     paragraph of this Agreement.

         "Plan 9"  means the Company's  Plan Revision  No. 9 which
          ------
     consists of the Summary Pro Forma Financial Statements: June 1993 Through December 1994, dated July 15, 1993.

         "Plan  R-2" shall  mean the  Company's Summary  Pro Forma
          ---------
     Financial Statements, 5 Year Plan: 1994 Through 1998, Plan No. R-2, dated January 13, 1994.

         "Prepetition Claims"  shall  mean, as  of  any date,  the
          ------------------
     aggregate amount of the allowed or allowable prepetition unsecured claims without priority of the Unsecured Creditors (other than the Electing Parties) under Section 502 of the Bankruptcy Code as of such date as determined by a final order of the Bankruptcy Court, provided that the first such determination shall be made at an estimation hearing to be held on or before the date of the hearing on the Confirmation Order.

         "Procedures Agreement"  shall have the meaning  specified
          --------------------
     in the fourth paragraph of this Agreement.

         "Projections"  shall mean  the projections  set forth  in
          -----------
     Plan 9 on  pages 15 and 18 of Tab E  and pages 7 and 8 of Tab
     F.

         "Purchase Price"  shall  have  the meaning  specified  in
          --------------
     Section 2.

         "Regulatory   Approvals"  shall   mean   all   approvals,
          ----------------------
     permits, authorizations, consents, licenses, rulings, exemptions and agreements required to be obtained from, or notices to or registrations or filings with, any Regulatory
     Authority (including the expiration of all applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) that are necessary or reasonably appropriate to permit the Investment and the other transactions contemplated hereby and by the Related Agreements and to permit the Company to carry on its business after the Investment in a manner consistent in all material respects with the manner in which it was carried on prior to the Effective Date or proposed to be carried on by the reorganized Company.

         "Regulatory Authority" shall mean any  authority, agency,
          --------------------
     commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Related Agreements" shall  have the meaning specified in
          ------------------
     Section 3.

         "Securities" shall  mean  the securities  of the  Company
          ----------
     issued to the Unsecured Parties, Investor and GPA under this Agreement. The Securities are described in Section 4.

         "Shortfall" shall  mean, as  of any  date, the amount  by
          ---------
     which (i) the aggregate amount determined by the Bankruptcy Court as required for full recovery as of the Effective Date for the holders of the Prepetition Claims exceeds (ii) the value of the Non-Contingent Shares as of the date of such determination.

         "Unsecured  Creditors" shall  mean, as  of any  date, the
          --------------------
     Persons holding of record as of such date the allowed or allowable prepetition unsecured claims without priority of the Company.

         "Unsecured  Parties" shall  mean  the Equity  Holders and
          ------------------
     the Unsecured Creditors.

         "Warrants"  shall  have  the  meaning  specified  in  the
          --------
     second paragraph of this Agreement.

         SECTION 2.   Commitment  to Make Investment.   Subject to
                      ------------------------------
 the terms and conditions of this Agreement and the Procedures Agreement, on the Effective Date, the Company shall issue and sell and Investor shall purchase Securities in accordance with this Agreement and the Plan. Such Securities shall be issued, sold and delivered to Investor, its designees and/or one or more third party investors, and the $220 million purchase price therefor, as such purchase price may be adjusted pursuant hereto (the "Purchase Price"), shall be paid by wire transfer of
        ---------------
 immediately available funds on the Effective Date.

         SECTION 3.  Related Agreements.  The agreements necessary
                     ------------------
 to  effect  the  Investment  (the "Related Agreements", such term
                                    ------------------
 to include the Alliance Agreements and the Governance Agreements) shall be in form and substance reasonably satisfactory to Investor and the Company, and shall contain terms and provisions,
 including   representations,   warranties,  covenants,   warranty
 termination periods, materiality exceptions, cure opportunities, conditions precedent, anti-dilution provisions (as appropriate),
 and  indemnities,  as   are  in  form  and  substance  reasonably
 satisfactory to such parties; provided, however, that the Related Agreements shall contain provisions called for by, or otherwise consistent with, this Agreement.

         SECTION 4.   Capitalization.   (a)  Upon consummation  of
                      --------------
 the Plan, the capitalization of the Company shall be as follows:

         (1)  Class A  Common.  There  shall be 1,200,000 shares of
              ---------------
     Class A  Common,  all of  which shares  shall, in  accordance
     with the  Plan, be issued  to Investor.   Investor  shall pay
     $7,964,444  for the Class  A Common.    At the  option of the
     holders   thereof,  shares   of  Class  A   Common  shall  be
     convertible into shares of Class B Common on a share for share basis.

         (2)  Class B  Common.  There shall be 43,800,000 shares of
              ---------------
     Class B Common, all of which shares shall, in accordance with the Plan, be issued as follows:

              (i) Investor.   Investor shall be issued  15,675,000
                  --------
         shares plus the number of shares (if any) to be acquired by Investor pursuant to clause (ii) below minus the number of shares, if any, issued to the Equity Holders pursuant to clause (iii) below. For each share of Class B Common issued to it, Investor shall pay $7.147; provided that (A) for each share acquired by Investor pursuant to clause (ii) below, Investor shall pay $8.889 and (B) for each share not purchased by the Equity Holders pursuant to clause (iii) below, Investor shall pay $8.296.

              (ii)    Unsecured   Creditors.       The   Unsecured
                      ---------------------
         Creditors (or a trust created for their benefit) shall be issued 20,250,000 shares. Notwithstanding the foregoing, each Unsecured Creditor shall have the right to elect to receive cash equal to 8.889 for each share of Class B Common otherwise allocable to it under this clause (ii). The election of each such Person (the "Electing Party") must be made on or before the date
          --------------
         fixed by the Bankruptcy Court for voting with respect to the Plan; provided, however, that in the event that such elections of all Electing Parties aggregate to more than $100 million, then (A) the amount of cash so paid shall be limited to $100 million and (B) the Electing Parties shall each receive proportionate amounts of cash and Class B Common in accordance with the Plan. Subject to the foregoing proviso, Investor shall increase the Investment by the amount necessary to pay all Electing Parties the cash amounts payable to them under this clause (ii) in respect of the shares of Class B Common specified in their elections and, upon payment of such amounts, such shares shall be issued to Investor without further consideration. Notwithstanding the foregoing, Investor s acquisition of shares of Class B Common pursuant to this clause (ii) shall, if permitted by applicable securities and other laws, be consummated immediately after the issuance of such shares to the Electing Parties on the Effective Date. If such shares are not so acquired post-consummation of the Plan, all shares of Class B Common acquired by Investor pursuant to this clause (ii) shall, for all purposes hereof, be deemed to be part of the Securities acquired by Investor hereunder.

              (iii)   Equity  Holders.   The Equity  Holders shall
                      ---------------
         have the right to purchase up to 1,808,036 shares allocable to Investor pursuant to clause (i) above at $8.296 per share. Such election must be made by each Equity Holder on or before the date fixed by the Bankruptcy Court for voting with respect to the Plan. The Plan shall set forth the terms and conditions on which the foregoing rights may be exercised.

              (iv)    GPA.   3,375,000 shares  shall be  issued to
                      ---
         GPA.

              (v) Escrow  Shares.   4,500,000 shares  (the "Escrow
                  --------------                            ------
         Shares") shall  be  issued to  the  Unsecured Parties  as
         ------
         follows:

                   (A) All  of the Escrow Shares shall be issued to
              the   Equity   Holders   if   the   Bankruptcy  Court
              determines  on   the  Confirmation   Date  that   the
              Non Contingent  Shares will  provide a full recovery,
              as  of  the  Effective  Date,   for  the  holders  of
              Prepetition Claims.  As used herein,   "Non-Contingent
                                                      --------------
              Shares"   means  the  20,250,000  shares  of  Class  B
              ------
              Common issuable to the Unsecured Creditors pursuant to clause (ii) above less the number of such shares
              to   be   acquired  by   Investor  pursuant   to  the
              provisions of such clause.

                   (B) If, however, the Bankruptcy Court determines
              on the Confirmation Date that the value of the Non-Contingent Shares does not, as of the Effective Date, provide a full recovery for the holders of the Prepetition Claims, then the Escrow Shares will be placed in escrow with a bank or trust company reasonably acceptable to the Creditors' Committee and the Equity Committee (the "Escrow Agent") for a
                                              ------------
              period of one year ending on the first anniversary of the Effective Date ("First Anniversary"). If, on
                                      ------------------
              any date prior to the First Anniversary, the Closing Price of the Non-Contingent Shares for any ten out of 15 consecutive trading days ending on or before such date is equal to or exceeds the Closing Price at which the Bankruptcy Court determines the holders of the Prepetition Claims shall have received a full recovery as of the Effective Date, the Escrow Agent shall terminate the escrow and release the Escrow Shares therefrom for distribution to the Equity Holders. As used herein, "Closing Price" for any
                                            -------------
              trading day  means (i)  if shares of  Class B  Common
              are traded on the New York Stock Exchange or the American Stock Exchange, the closing price of Class B Common for such trading day or (ii) if shares of Class B Common are traded on NASDAQ or otherwise in the over the counter markets, the final bid price of the Class B Common for such trading day. If the escrow is not terminated early as aforesaid, then
              (x) the value of the Non-Contingent Shares shall be determined on the First Anniversary based on the average of the Closing Prices for the 20 consecutive trading days prior to the First Anniversary (the "Average Closing Price"), (y) the Unsecured
               -------------------------
              Creditors shall be distributed such number of the Escrow Shares as shall equal the quotient determined by dividing (aa) the amount of the Shortfall as of the First Anniversary (if any) by (bb) the Average Closing Price and (z) the remaining Escrow Shares, if any, shall be distributed to the Equity Holders.

         (3)  Warrants.   There  shall  be  Warrants  to  purchase
              --------
     6,428,572 shares of Class B Common at the exercise price as specified in and subject to the terms of Exhibit A hereto,
                                                ----------
     and such Warrants shall, in accordance with the Plan, be issued as follows:

              (i) Warrants to purchase up to 2,571,429 shares of Class B Common shall be issued to Investor; and

              (ii) Warrants to purchase up to 2,571,429 shares of Class B Common shall be issued to the Equity Holders or a trust or trusts created for their benefit; and

              (iii) Warrants to purchase up to 1,285,714 shares of Class B Common shall be issued to GPA.

         (4)  Senior  Unsecured Notes.   There shall be issued $103
              -----------------------
     million principal amount of Notes on the terms set forth in and subject to the terms of Exhibit B hereto, and such Notes
                                  ---------
     shall,  in  accordance with  the  Plan,  be issued  (i)   100
     million principal amount to Investor against payment in cash of not less than 99% of the principal amount thereof and
     (ii) $3 million principal amount to GPA.

        (b) Holders of the Class A Common shall have fifty votes per share. Holders of Class B Common shall have one vote per share. Holders of Class A Common and holders of Class B Common shall vote together as a single class except as otherwise required by law or the provisions of this Agreement. Investor may elect, with respect to any shares of Class B Common held by it, to suspend the voting rights relating to such shares by giving prior written notice to the Company, which notice shall describe such shares in reasonable detail and state whether or not the voting suspension is permanent or temporary and, if temporary, specify the period thereof. All Escrow Shares shall be counted for purposes of determining a quorum at any meeting of the Company's stockholders. In the case of each matter submitted for a vote by the holders of Class B Common, the Escrow Agent shall vote all of the Escrow Shares in the same proportion as all other shares of Class B Common are voted with respect to such matter.

         SECTION 5.   Business  Alliance Agreements.   Continental
                      -----------------------------
 and the Company shall enter into mutually acceptable business alliance agreements on the Effective Date, which agreements may include, but shall not be limited to, agreements to share ticket counter space, ground handling agreements, agreements to link frequent flier programs, and combined purchasing agreements, and schedule coordination and code sharing agreements. On the Effective Date, Mesa shall enter into agreements with the Company extending the existing contractual arrangements between the Company and Mesa for five years from the Effective Date and modifying the termination provisions thereof consistent with such extension. Such agreements with Continental and Mesa are herein collectively referred to as the "Alliance Agreements".
                                  -------------------

         SECTION  6.   Governance  Agreements.   On  the Effective
                       ----------------------
 Date, the Company, Investor and Investor s partners (other than any such partner holding shares of Class B Common the voting rights with respect to which have been suspended as contemplated by Section 4(b)) shall enter into one or more written agreements (the "Governance Agreements") effectively providing as follows:
       ---------------------

        (a) At all times during the three-year period commencing on the Effective Date, the Company's board of directors shall consist of 15 members designated as follows:

             (i) nine members (at least 8 of whom are U.S. citizens) shall be designated by Investor, with certain
         of   the  partners  of   Investor  having  the  right  to
         designate certain of Investor s designated directors;

             (ii)    four members  (the "Independent  Directors")
                                         ----------------------
         (at least two of whom are U.S. citizens) shall be designated by a majority of the Stockholder Representatives; provided that each such member shall be reasonably acceptable to Investor at the time of his or her initial designation; and

              (iii)   two  members shall be designated  by GPA for
         so long as GPA shall own at least 4% of the voting equity securities of the Company; provided that each such member shall be reasonably acceptable to Investor at the time of his or her initial designation.

     As  used herein,  "Stockholder  Representatives" shall  mean,
                        ----------------------------
     collectively, (A) three individuals who, on the date hereof, are serving as directors of the Company, (B) one individual who, on the date hereof, is serving as a member of the Creditors' Committee and (C) one individual who, on the date hereof, is serving as a member of the Equity Committee. The initial Stockholder Representatives shall be selected on or before the Effective Date (x) by the Company's board of directors in the case of the three individuals referred to in clause (A) above, (y) by the Creditors' Committee in the case of the individual referred to in clause (B) above and
     (z) by the Equity Committee in the case of the individual referred to in clause (C) above. In the case of the death, resignation, removal or disability of a Stockholder Representative after the Effective Date, his or her successor shall be designated by a majority of the remaining Stockholder Representatives.

        (b) Until the third anniversary of the Effective Date, Investor will vote and cause to be voted all shares of Common Stock (other than those the voting rights of which have been suspended) owned by Investor or any of its partners or by the assignees or transferees of all or substantially all of the Common Stock owned by Investor or any of its partners (other than a Person who acquires such stock pursuant to a tender or exchange offer open to all stockholders of the Company) in favor of the election as directors of any and all individuals designated for such election as contemplated by clauses (ii) and (iii) of paragraph (a) above.

        (c) No director nominated by Investor shall be an officer or employee of Continental. All Company directors, if any, who are selected by, or who are directors of, Continental shall recuse themselves from voting on, or otherwise receiving any confidential Company information regarding, matters in connection with negotiations between Continental and the Company (including, without limitation, those relating to the Alliance Agreements) and matters in connection with any action involving direct competition between Continental and the Company. All Company directors, if any, who are selected by, or who are directors, officers or employees of, Mesa shall recuse themselves from voting on, or otherwise receiving any confidential Company information regarding, matters in connection with negotiations between Mesa and the Company (including, without limitation, those relating to the Alliance Agreements) and matters in connection with any action involving direct competition between Mesa and the Company.

        (d) During the three-year period commencing on the Effective Date, the Company will not consummate any Business Combination unless such transaction shall be approved in advance by at least three Independent Directors or by a majority of the stock voted at the meeting held to consider such transaction which is owned by stockholders of the Company other than Investor or any of its Affiliates; provided, however, that neither Mesa nor any Fidelity Fund (or any of their non-Affiliated transferees) will be deemed an Affiliate of Investor for purposes of voting on any Business Combination involving Continental.

         SECTION 7.   Plan of Reorganization.  The Plan  shall (i)
                      ----------------------
 be proposed jointly by the Company and Investor, (ii) contain terms and conditions reasonably satisfactory to Investor and the Company, and (iii) include the following provisions; provided that Investor and the Company may, by mutual agreement, modify the Plan or otherwise restructure the Investment in a manner consistent with the contemplated economic consequences to the Company, Investor, the Unsecured Parties and GPA in order to enable the Company, as reorganized, to more fully utilize its existing tax attributes:

         (a)  Debtor-in-Possession    Financing.   The    Company's
              ---------------------------------
     debtor-in-possession financing shall be repaid in full in cash on the Effective Date.

         (b)  Administrative  Claims.   All  allowed administrative
              ----------------------
     claims shall be paid as required pursuant to Section 1129(a) of the Bankruptcy Code, provided that such claims do not exceed the amount set forth in Plan R-2 plus $15 million, and provided further that payment of such claims in excess of those set forth in Plan R-2 would not, if payment was to be made in the month immediately preceding the Effective Date, cause the Company to fail to meet any of the Monthly Targets for such month.

         (c)  Tax Claims.   All  priority tax claims shall  be paid
              ----------
     over the maximum term permitted by the Bankruptcy Code, as determined by the Bankruptcy Court, with interest accruing at a rate determined by the Bankruptcy Court, provided that such claims do not exceed the amounts set forth in Plan R-2 plus $8.5 million, and provided further that payment of such claims in excess of those set forth in Plan R-2 would not, if payment was to be made in the month immediately preceding the Effective Date, cause the Company to fail to meet any of the Monthly Targets for such month .

         (d)  Nontax Priority  Claims.  All  nontax priority claims
              -----------------------
     shall be paid as required pursuant to Section 507 of the Bankruptcy Code, provided that such claims do not exceed the amounts set forth in Plan R-2.

         (e)  Secured  Claims.     Secured  debt  claims  shall  be
              ---------------
     treated as provided in Plan R-2 subject to (i) modification based on updated appraisals of collateral values to be conducted by the Company and consistent with the applicable provisions of the Bankruptcy Code, or (ii) such other terms as shall be reasonably satisfactory to the Company and Investor.

         (f)  Unsecured Creditors.   In  consideration for (A)  the
              -------------------
     shares and cash issued or paid, as the case may be, to the Unsecured Creditors pursuant to Section 4(a)(2)(ii), and (B) the shares, if any, issued to the Unsecured Creditors pursuant to Section 4(a)(2)(v)(B), the unsecured claims of the Unsecured Creditors shall be cancelled as specified in the Plan.

         (g)  Equity  Holders.  In  consideration for (A) the right
              ---------------
     to purchase shares pursuant to Section 4(a)(2)(iii), (B) the shares, if any, issued to the Equity Holders pursuant to
     Section 4(a)(2)(v), and (C) the Warrants issued to the Equity Holders pursuant to Section 4(a)(3)(ii), the equity interests of the Equity Holders shall be cancelled as specified in the Plan.

         (h)  Leases.   All aircraft leases which have been assumed
              ------
     prior to the date hereof will be honored by the Company in accordance with their terms and without reduction of rentals thereunder, provided that with the consent of the Company, Investor and any applicable lessor, any such lease may be amended to reduce the rentals payable thereunder, it being understood that, in consideration of any such amendment and with the consent of the Creditors' Committee, securities of the Company may be issued to such lessors from securities otherwise allocable to the Unsecured Parties to the extent consistent with any agreement in writing entered into by Investor and the Equity Committee on or before the date hereof.

         (i)  Kawasaki.  The contractual right of Kawasaki  Leasing
              --------
     International  Inc. ("Kawasaki")  to require  the Company  to
                           --------
     lease  certain  aircraft  and   aircraft  engines  shall   be
     modified on terms satisfactory to the Company, Investor and Kawasaki or, in the absence of such modification, honored.

         (j)  GPA.    In  consideration for  (A) the  shares  to be
              ---
     issued  to  GPA  pursuant  to Section  4(a)(2)(iv),  (B)  the
     Warrants   to   be  issued   to  GPA   pursuant   to  Section
     4(a)(3)(iii), (C)  the Notes to be  issued to GPA pursuant to
     Section 4(a)(4) and (D) the granting to GPA on the Effective Date of the right (the "New GPA Put") to require the Company
                             -----------
     to lease from GPA  on or prior to June 30, 1999,  up to eight
     aircraft  of  types  consistent  with   the  fleet  currently
     operated by the Company, GPA shall, as specified in the Plan, cancel and waive all rights to put any aircraft to the Company which it may have pursuant to the Put Agreement between GPA and the Company, dated as of June 25, 1991 (the "GPA Put Agreement") and/or the related Agreement Regarding
      ------------------
     Rights of First Refusal for A320 Aircraft, dated as of September 1, 1992 (the "First Refusal Agreement") and all
                               ------------------------
     other claims of any kind or nature arising out of or in connection with the GPA Put Agreement and/or the First Refusal Agreement (other than claims for reimbursement of
     expenses  incurred  by GPA  in connection  therewith).   Each
     such lease shall provide for the payment by the Company of a fair market rental (determined at or about the time of delivery of the related aircraft to the Company on the basis of rentals then prevailing in the marketplace for comparable leases of comparable aircraft to lessees of comparable creditworthiness); and each such lease shall have such other terms and provisions and be in such form as is agreed upon by the Company and GPA with the approval of Investor (which approval shall not be unreasonably withheld or delayed) and attached to the agreement pursuant to which GPA is granted the New GPA Put.

         (k)  Prepetition   Aircraft  Purchase   Contracts.    The
              --------------------------------------------
     prepetition contract for the purchase of aircraft between the Company and The Boeing Company shall either be modified on terms satisfactory to Investor, the Company and The Boeing Company or, in the absence of such agreement, rejected. The Company's aircraft purchase contract with AVSA, S.A.R.L. ("Airbus") shall be amended on terms
                         ------
     consistent with the provisions of the AmWest - A320 Term Sheet, dated as of February 23, 1994 by and between Investor and Airbus.

         (l)  Employees.    The Company  shall  have the  right  to
              ---------
     release employees from all currently existing obligations to the Company in respect of shares of Company stock purchased by such employees pursuant to the Company's stock purchase
     plan,   such  release   to  be   in  consideration   for  the
     cancellation of such shares.

         (m)  Exculpation.     The  Plan  will  contain   customary
              ------------
     exculpation provisions for the benefit of the Creditors' Committee and the Equity Committee and their respective professionals.

         SECTION 8.   Conditions    to   Investor's    Obligations
                      --------------------------------------------
 Relating to  the  Investment.   The  obligations of  Investor  to
 ----------------------------
 consummate the Investment and the other transactions contemplated herein shall be subject to the satisfaction, or the written waiver by Investor, of the following conditions:

         (a) an initial order approving the Procedures Agreement, which order shall be in form and substance reasonably
     satisfactory to Investor   (the "Initial Order"), shall  have
                                      -------------
     been  entered  by  the  Bankruptcy  Court  on  or   prior  to
     March 31, 1994 and, once entered, shall be in effect and shall not be modified in any material respect or stayed;

         (b) subject to Section 10(b), the Company and Investor, as applicable, shall have received all Regulatory Approvals, which shall have become final and nonappealable or any period of objection by Regulatory Authorities shall have expired, as applicable, and all other material approvals, permits, authorizations, consents, licenses and agreements from other third parties that are necessary or appropriate
     to  permit   the  Investment   and  the   other  transactions
     contemplated hereby and by the Related Agreements and to permit the Company to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on prior to the Effective Date (collectively with Regulatory Approvals, the "Approvals"), which Approvals shall not contain any
           ---------
     condition or restriction that, in Investor's reasonable judgment, materially impairs the Company's ability to carry on its business in a manner consistent in all material respects with prior practice or as proposed to be carried on by the reorganized Company;

         (c)  the  certificate of  incorporation and  bylaws of the
     Company   shall  contain  the   terms  contemplated  by  this
     Agreement and shall otherwise be reasonably satisfactory to Investor;

         (d)  there  shall  be  in  effect   no  injunction,  stay,
     restraining order or decree issued by any court  of competent
     jurisdiction,  whether  foreign  or   domestic,  staying  the
     effectiveness of any of the Approvals, the Initial Order or the Confirmation Order, and there shall not be pending any request or motion for any such injunction, stay, restraining order or decree; provided, however, that the foregoing condition shall not apply to any such injunction, stay,
     order  or   decree  requested,  initiated   or  supported  by
     Investor or any of its partners or other Affiliates or to any such request or motion made, initiated or supported by Investor or any its partners or other Affiliates;

         (e)  there  shall not  be threatened or  pending any suit,
     action,   investigation,   inquiry   or   other    proceeding
     (collectively,  "Proceedings")  by  or  before  any  court of
                      -----------
     competent  jurisdiction  or Regulatory  Authority  (excluding
     the  Company's  bankruptcy  case,   but  including  adversary
     proceedings and contested matters in such bankruptcy case, and excluding any such Proceedings fully and accurately disclosed by the Company in Schedule I hereto), or any
                                     -----------
     adverse development occurring since December 31, 1993 in any such Proceedings, which Proceedings or development, singly or in the aggregate, in the good faith judgment of Investor, are reasonably likely to have a material adverse effect on the Company's ability to carry on its business in a manner consistent in all material respects with prior practices or are reasonably likely to impair in any material respect Investor's ability to realize the intended benefits and value of this Agreement, the Procedures Agreement or any Related Agreement; provided, however, that the foregoing
     condition  shall  not  apply   to  any  such  Proceeding   or
     development requested, initiated or supported by Investor or any of its partners or other Affiliates;

        (f) the Company shall have delivered to Investor appropriate closing documents, including the instruments evidencing the Securities being issued to Investor, certifications of the Company officers (including, but not limited to, incumbency certificates, and certificates as to the truth and correctness of statements made in the
     Disclosure Statement or any other offering document distributed in connection with any securities issued in respect of this Agreement or the Related Agreements) and opinions of legal counsel, all of which shall be reasonably satisfactory to Investor;

         (g) by no later than March 31, 1994, the Company shall have delivered to Investor audited financial statements as of December 31, 1993, and for the year then ended, which statements shall reflect a financial performance and a financial position of the Company consistent in all material respects with the unaudited results previously announced by the Company for such year, and, if requested by Investor, the Company shall have discussed such financial statements with Investor and provided an opportunity for Investor to
     discuss  such   financial  statements   with  the   Company's
     auditors;

         (h) since December 31, 1993, except for the matters disclosed in Schedule I hereto, no material adverse change
                   -----------
     in  the   Company's  condition   (financial  or   otherwise),
     business, assets, properties, operations or relations with employees or labor unions shall have occurred and no matter (except for the matters disclosed in Schedule I hereto)
                                               ----------
     shall have occurred or come to the attention of Investor that, in the reasonable judgment of Investor, is likely to have any such material adverse effect;

         (i) the following shall be true in all material respects (in each case based on the Company's actual monthly or daily financial statements, which shall be prepared by the Company in a manner consistent in all material respects with its historical monthly and daily financial statements previously furnished to Investor): (A) the Company's actual monthly
     Operating Cash Flow (as defined on the Monthly Targets Schedule) shall not, in any month, be less than the minimum amount therefor established as part of the Monthly Targets,
     (B)  the Company's  actual  4 month  Rolling Cash  Flow   (as
     defined on the Monthly Targets Schedule) shall not be less, as of the end of any four calendar month period, than the minimum amount therefor established as part of the Monthly Targets, (C) the Company's actual end of month Reported Cash Balance (as defined in the Monthly Targets Schedule) shall not, as of the end of any calendar month, be less than the minimum amount therefor established as part of the Monthly Targets, (D) the Company's actual five-day average Minimum Cash Balance (as defined in the Monthly Targets Schedule) shall not be, as of the end of any five day period, less than the minimum amount therefor established as part of the Monthly Targets; (E) the Company shall not have taken any actions which the Company knew or reasonably should have known would likely impair or hinder in any material respect the Company's ability to achieve the Projections; (F) the
     amount  and   nature  of  the  obligations   and  liabilities
     (including,   without   limitation,   tax   liabilities   and
     administrative expense claims) required to be paid by the Company on the Effective Date or to be paid by the Company following the Effective Date pursuant to obligations assumed
     by   the  Company   during  the  course   of  its  bankruptcy
     proceedings shall not be in excess of the amounts reflected in Plan R-2 plus any additional allowances provided in
     Section 7 (as reduced by any repayments of the existing debtor-in-possession loan made on or prior to the Effective
     Date)  and shall not  be materially different  in nature than
     those  specified  in  Plan   R-2  (except  with  respect   to
     administrative claims not known to the Company when Plan R-2 was developed); and (G) the Company shall have paid all fees and expenses due Investor under the Procedures Agreement;

        (j) since the date hereof, there shall have occurred no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financial markets that impairs (or could reasonably be expected to impair) in any material respect the Company's ability to carry on its business in a manner consistent in all material respects with prior practice or impairs (or could reasonably be expected to impair) in any material respect Investor s ability to realize the intended benefits and value of this Agreement or any Related Agreement;

        (k) the Related Agreements, including all Alliance Agreements, to be executed by the Company shall have been executed by the Company on or before the Effective Date and, once executed, shall not have been modified without the consent of Investor, shall be in effect and shall not have been stayed;

        (l) the Company shall have performed in all material respects all obligations on its part required to be performed on or before the Effective Date under this Agreement, the Procedures Agreement and the Related Agreements and all orders of the Bankruptcy Court in respect thereof that are consistent with the provisions of such intruments;

        (m) all representations and warranties of the Company under this Agreement, the Procedures Agreement and the Related Agreements shall be true in all material respects as of the Effective Date;

        (n) the Plan and Disclosure Statement each shall have been filed by the Company on or prior to May 1, 1994, and, once filed, shall have been served by the Company on all appropriate parties and, once served, shall not have been modified in any material respect without the prior consent of Investor (which consent shall not be unreasonably withheld), withdrawn by the Company or dismissed;

        (o) the Disclosure Statement (in the form approved by the Bankruptcy Court and as amended or supplemented, if applicable) shall have been true and correct in all material respects as of the date first mailed to Unsecured Parties and as of the date fixed by the Bankruptcy Court for voting on the Plan and such Disclosure Statement shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein (taken as a whole), in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing condition shall not apply to statements or other information furnished or provided by Investor or any of its Affiliates for use in the Disclosure Statement;

        (p) the order approving the Disclosure Statement shall have been entered by the Bankruptcy Court on or prior to June 15, 1994, and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed;

        (q) the Plan (including all securities of the Company to be issued pursuant thereto and all contracts, instruments, agreements and other documents to be entered into in connection therewith), the Disclosure Statement and the Confirmation Order shall be consistent with the terms of this Agreement and otherwise reasonably satisfactory in form and substance to Investor;

        (r) the Confirmation Order shall have been entered by the Bankruptcy Court in form reasonably satisfactory to Investor on or before August 1, 1994, and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed and shall not be subject to any appeal;

        (s) the Effective Date shall have occurred on or prior to the Outside Date unless the reason therefor shall be attributable to the breach by Investor or its Affiliates of any of their respective representations, warranties, covenants or obligations contained herein or in the Procedures Agreement or any Related Agreement;.

        (t) either pursuant to the Confirmation Order or otherwise, the Bankruptcy Court shall have established one or more bar dates for administrative expense claims pursuant to an order reasonably acceptable to Investor, which bar date or dates shall occur on or before dates reasonably acceptable to Investor; and


        (u)  the  Securities and  Exchange Commission  shall  have
     declared  effective  a  shelf   registration  statement  with
     respect to the Securities issuable to Investor.

 In the  event any of the conditions set  forth in clause (a) (n),
 (p) or (r) is not satisfied by the date specified in such clause (the "Deadline"), then, on the 15th day following the then current Deadline, the Deadline shall be automatically extended on a day-to-day basis unless the Company and Investor otherwise agree in writing or unless Investor gives a notice of termination to the Company pursuant to Section 20(b) of the Procedures Agreement within such 15-day period. If any Deadline is automatically extended as aforesaid, Investor may thereafter establish a new Deadline by giving notice to the Company specifying the new Deadline, provided that the new Deadline may not be sooner than 30 days after the date of such notice.

         SECTION 9.  Conditions to Company's Obligations  Relating
                     ---------------------------------------------
 to  Investment.  The Company's  obligations  to consummate  or to
 --------------
 cause the consummation of the issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be subject to the satisfaction, or to the effective written waiver by the Company, of the condition described in Section 8(b) and the following additional conditions:

         (a)  payment of the Purchase Price;

        (b) Investor shall have delivered to the Company appropriate closing documents, including, but not limited to, executed counterparts of the Related Agreements and certifications of officers, and opinions of legal counsel, all of which shall be reasonably satisfactory to the Company;

        (c) there shall be in effect no injunction, stay, restraining order or decree issued by any court of competent jurisdiction, whether foreign or domestic, staying the effectiveness of any of the Approvals, the Initial Order or the Confirmation Order, and there shall not be pending any request or motion for any such injunction, stay, restraining order or decree; provided, however, that the foregoing condition shall not apply to any such injunction, stay, order or decree requested, initiated or supported by the Company or to any such request or motion made, initiated or supported by the Company;

        (d) the Related Agreements to be executed by Investor or any of its partners shall have been executed by such parties on or before the Effective Date and, once executed, shall not have been modified without the consent of the Company, shall be in effect and shall not have been stayed;

        (e) Investor, Continental and Mesa shall have performed in all material respects all obligations on their part required to be performed on or before the Effective Date under this Agreement, the Procedures Agreement and the Related Agreements and all orders of the Bankruptcy Court in respect thereof that are consistent with the provisions of such instruments;

        (f) all representations and warranties of Investor, Continental and Mesa under this Agreement, the Procedures Agreement and the Related Agreements shall be true and correct in all material respects as of the Effective Date;

        (g) the Company shall be reasonably satisfied that the Alliance Agreements, when fully implemented, shall result in an increase to the Company's pretax income of not less than $40 million per year;

        (h) since the date hereof, there shall have occurred (A) no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financial markets or (B) any adverse change in the condition (financial or otherwise), business, assets, properties or prospects of Continental or Mesa, in each case that materially impairs the ability of either Continental or Mesa to perform its obligations under the Alliance Agreements or the Company's ability to realize the intended benefits and value of this Agreement, the Alliance Agreements (as contemplated by clause (g) above) or the other Related Agreements;

        (i) since the time of their initial filing by the Company, neither the Plan nor the Disclosure Statement shall have been modified in any material respect without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), withdrawn by Investor or dismissed;

        (j) the certificate of incorporation and bylaws of the Company shall contain the terms contemplated by this Agreement and shall otherwise be reasonably satisfactory to the Company;

        (k) the Plan (including all Securities to be issued pursuant thereto and all contracts, instruments, agreements and other documents to be entered into in connection therewith), the Disclosure Statement and the Confirmation Order shall be consistent with the terms of this Agreement and otherwise reasonably satisfactory in form and substance to the Company;

        (l) the Confirmation Order shall have been entered by the Bankruptcy Court in form reasonably acceptable to the Company and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed and shall not be subject to any appeal; and

        (m) the Effective Date shall have occurred on or prior to the Outside Date unless the reason therefor shall be attributable to the breach by the Company of any of its representations, warranties, covenants or obligations contained herein or in the Procedures Agreement or any Related Agreement.

         SECTION 10.   Cooperation.
                       -----------

        (a) The Company and Investor will cooperate in a commercially reasonable manner, and will use their respective commercially reasonable efforts, to consummate the transactions contemplated hereby, including all commercially reasonable efforts to satisfy the conditions specified in this Agreement. The Company will use commercially reasonable efforts, and Investor will cooperate in a commercially reasonable manner in seeking, to obtain all Approvals.

        (b) Notwithstanding anything in Section 8 or 9 to the contrary, if prior to the Outside Date, the Department of Justice or any other Regulatory Authority raises any antitrust objection to the consummation of the Investment or the implementation of any Alliance Agreement, which objection has not been resolved on or before the Outside Date, Investor nevertheless shall be required to consummate the Investment and, to that end, agrees to timely make such adjustment to the composition of its partnership and to the Alliance Agreements as required to resolve such antitrust objection; provided, however, that nothing in this paragraph (b) shall affect the rights of the Company under
 Section 9(g) or obligate the Company to enter into or approve any adjustment or modification of the Alliance Agreements which, in the Company's reasonable judgment, is prejudicial to the Company or the Unsecured Parties in any material respect and which, if entered into or approved, would materially impair the Company's ability to realize the reasonably anticipated benefits of such Alliance Agreements.

         SECTION  11.   Registration  Rights Agreement.   Investor
                        ------------------------------
 and the Company will enter into a registration rights agreement on terms acceptable to Investor and the Company. The registration rights agreement will reflect the understanding of the parties with respect to their registration rights and obligations and will provide that Investor, its partners and any assignees and transferees, shall have the right to cause the Company to (i) include the Securities issuable to Investor pursuant to the Plan (including any such Securities issued or issuable in respect of the Warrants or by way of any stock dividend or stock split or in connection with any combination of shares, merger, consolidation or similar transaction), on customary terms, in "piggyback" underwritings and registrations and (ii) to effect, on customary terms, one demand registration under the Securities Act for the public offering and sale of the Securities issued to Investor under the Plan at any time after the third anniversary of the Effective Date.

         SECTION   12.   Applicable   Provisions   of    Law   and
                         -----------------------------------------
 Regulations.   It is  understood and  agreed that  this Agreement
 -----------
 shall not create any obligation of, or restriction upon, the Company or Investor or the partners of Investor that would violate applicable provisions of law or regulation relating to ownership or control of a U.S. air carrier. At all times after the Effective Date, the certificate of incorporation of the Company shall provide that, in the event persons who are not U.S. citizens shall own (beneficially or of record) or have voting control over shares of Common Stock, the voting rights of such persons shall be subject to automatic suspension as required to ensure that the Company is in compliance with applicable provisions of law or regulation relating to ownership or control of a U.S. air carrier.

         SECTION  13.   Representations  and  Warranties   of  the
                        ------------------------------------------
 Company.   The  Company represents  and warrants  to Investor  as
 -------
 follows:

        (a) The Company has complied in all material respects with the terms of all orders of the Bankruptcy Court in respect of the Investment, this Agreement and the Procedures Agreement.

        (b) The Company has delivered to Investor copies of the audited balance sheets of the Company as of December 31,
     1992 and the statements of income, stockholders' equity and cash flows for the years then ended, together with the notes thereto. Such financial statements, and when delivered to Investor the financial statements of the Company referred to in Section 8(g) will, present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the financial position and results of operations of the Company as of the dates and for the periods therein set forth.

        (c) When delivered to Investor, the unaudited financial statements of the Company referred to in Section 15(b)(ii) will (i) present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed therein and subject to normal year-end audit adjustments), the financial position and results of operations of the Company as of the date and for the period therein set forth, it being understood and agreed, however, that the foregoing representation relating to conformity with generally accepted accounting principles is being made only to the extent such principles are applicable to interim unaudited reports and (ii) reflect a financial position and results of operations not materially worse than those set forth in the pro forma financial statements contained in Plan 9.

        (d) The Projections and the Monthly Targets were prepared in good faith on a reasonable basis, and when prepared represented the Company's best judgment as to the matters set forth therein, taking into account all relevant facts and circumstances known to the Company. Nothing has come to the Company's attention since the dates on which the Projections and the Monthly Targets, respectively, were prepared which causes the Company to believe that any of the projections and other information contained therein were misleading or inaccurate in any material respect as of such dates. It is specifically understood and agreed that the delivery of the Projections and the Monthly Targets shall not be regarded as a representation, warranty or guarantee that the particular results reflected therein will in fact be achieved or are likely to be achieved.

        (e) No written statement, memorandum, certificate, schedule or other written information provided (or to be provided) to Investor or any of its representatives by or on behalf of the Company in connection with the transactions contemplated hereby, when viewed together with all other written statements and information provided to Investor and its representatives by or on behalf of the Company, in light of the circumstances under which they were made, (i) contains or will contain any materially misleading statement or (ii) omits or will omit to state any material fact necessary to make the statements therein not misleading.

        (f) The board of directors of the Company has approved the Investment and Investor's acquisition of Securities hereunder for purposes of, and in accordance with the provisions and requirements of, Section 203(a)(1) of the General Corporation Law of the State of Delaware and, as a consequence, Investor will not be subject to the provisions of such Section with respect to any business combination between Investor and the Company (as such term is defined in said Section 203).

         SECTION    14.   Representations   and    Warranties   of
                          ----------------------------------------
 Investor.   Investor represents  and warrants  to the  Company as
 --------
 follows:

        (a) The general and limited partners of Investor (other than one such partner which will elect to suspend the voting rights of its Securities as contemplated by Section 4(b)) are U.S. citizens within the meaning of Section 101(16) of the Federal Aviation Act of 1958, as amended.

        (b) Investor has, or has commitments for, sufficient funds to pay the Purchase Price and otherwise perform its obligations under this Agreement.

        (c) No written statement, memorandum, certificate, schedule or other written information provided (or to be provided) to the Company or any of its representatives by or on behalf of Investor in connection with the transactions contemplated by the Alliance Agreements, when viewed together with all other written statements and information provided to the Company and its representatives by or on behalf of Investor, in light of the circumstances under which they were made, (i) contains or will contain any materially misleading statement or (ii) omits or will omit to state any material fact necessary to make the statements therein not misleading.

         SECTION 15.   Covenants.
                       ---------

        (a)  Investor   covenants  (i)   to   support,  subject to
 management's recommendation, increases in employee compensation through 1995 at least equal to those set forth in Plan R-2 and
 (ii) after the Effective Date, to cause the board of directors of the Company to consider implementation of a broad based employee incentive compensation plan and a management stock incentive plan.

        (b) The Company covenants (i) to use commercially reasonable efforts to cause the shelf registration statement referred to in Section 8(u) to remain effective for three years following its effective date and (ii) as soon as available, to deliver to Investor a copy of the unaudited balance sheet of the Company as of the end of each fiscal quarter of the Company prior to the Effective Date and the unaudited statements of income and cash flows for the periods then ended.

         SECTION 16.   Certain Taxes.  The Company shall  bear and
                       -------------
 pay all transfer, stamp or other similar taxes (if any are not exempted under Section 1146 of the Bankruptcy Code) imposed in connection with the issuance and sale of the Securities.

         SECTION 17.   Administrative  Expense.  All amounts  owed
                       -----------------------
 to Investor  by  the Company  under this  Agreement, the  Related
 Agreements, the Procedures Agreement and all orders of the Bankruptcy Court in respect thereof shall be treated as an allowed administrative expense priority claim under Section 507(a)(1) of the Bankruptcy Code.

         SECTION    18.   Incorporation   by   Reference.      The
                          ------------------------------
 provisions set forth in the Procedures Agreement, including, but not limited to, the provisions regarding confidentiality, liability indemnity and termination, are hereby incorporated by reference and such provisions shall have the same force and effect herein as if they were expressly set forth herein in full.

         SECTION 19.   Notices.   All notices, requests  and other
                       -------
 communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier to the parties at the following addresses or facsimile numbers:

         If to the Company:   America  West  Airlines, Inc.
                              4000  East Sky Harbor Boulevard
                              Phoenix, Arizona  85034
                              Attention:   William  A. Franke and
                                 Martin  J.  Whalen
                              Fax   Number:  (602) 693-5904

              with a copy to: LeBoeuf, Lamb, Greene & MacRae
                              633 17th Street, Suite 2800
                              Denver, Colorado 80202
                              Attention:  Carl A. Eklund
                              Fax Number:  (303) 297-0422

              and a copy to:  Andrews  &  Kurth L.L.P.
                              4200 Texas Commerce Tower
                              Houston,  Texas 77002
                              Attention:   David   G. Elkins
                              Fax Number:  (713) 220-4285

              and a copy to:  Murphy, Weir & Butler
                              101 California Street, 39th Floor
                              San Francisco, California 94111
                              Attention: Patrick A. Murphy
                              Fax Number:  (415) 421-7879

              and a copy to:  Lord, Bissell  and  Brook
                              115  South LaSalle Street
                              Chicago, IL 60603
                              Attention:  Benjamin Waisbren
                              Fax Number:  (312) 443-0336

         If to Investor:      AmWest  Partners,  L.P.
                              201  Main Street,  Suite  2420
                              Fort  Worth, Texas  76102
                              Attention:  James  G. Coulter
                              Fax Number: (817) 871-4010

              with a copy to: Arnold & Porter
                              1200 New Hampshire  Ave., N.W.
                              Washington, D.C.  20036
                              Attention:  Richard P. Schifter
                              Fax Number: (202) 872-6720

              and a copy to:  Jones, Day, Reavis & Pogue
                              North Point 901 Lakeside Avenue
                              Cleveland, Ohio 44114
                              Attention:  Lyle G. Ganske
                              Fax Number: (216) 586-7864

              and a copy to:  Murphy, Weir & Butler
                              101 California Street, 39th Floor
                              San Francisco, California 94111
                              Attention: Patrick A. Murphy
                              Fax Number:  (415) 421-7879

              and a copy to:  Lord,  Bissell  and Brook
                              115 South LaSalle Street
                              Chicago, IL 60603
                              Attention:  Benjamin Waisbren
                              Fax Number:  (312) 443-0336

 All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or by express courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Either party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         SECTION 20.   Governing  Law.    Except  to   the  extent
                       --------------
 inconsistent with the Bankruptcy Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

         SECTION 21.   Amendment.    This Agreement  may  only  be
                       ---------
 amended, waived, supplemented or modified by a written instrument signed by authorized representatives of Investor and the Company. Investor may extend the time for satisfaction of the conditions set forth in Section 8 (prior to or after the relevant date) by notifying the Company in writing. The Company may extend the time for satisfaction of the conditions set forth in Section 9 (prior to or after the relevant date) by notifying Investor in writing.

         SECTION 22.   No   Third   Party   Beneficiary.      This
                       --------------------------------
 Agreement and the Procedures Agreement are made solely for the benefit of the Company and Investor, and no other Person
 (including, without limitation, employees, stockholders and creditors of the Company) shall have any right, claim or cause of action under or by virtue of this Agreement or the Procedures Agreement, except to the extent such Person is entitled to protection as contemplated by Section 28(b) or to expense reimbursement pursuant to the Procedures Agreement or may assert a claim for indemnity pursuant to the Procedures Agreement.

         SECTION 23.   Assignment.   Except as  otherwise provided
                       ----------
 herein, Investor may assign all or part of its rights under this Agreement to any of its partners (each of whom may assign all or part to its Affiliates) or to any fund or account managed or advised by Fidelity Management Trust Company and may assign any Securities (or the right to purchase any Securities) to any lawfully qualified Person or Persons, and the Company may assign this Agreement to any Person with which it may be merged or consolidated or to whom substantially all of its assets may be transferred in facilitation of the consummation of the Plan and the effectuation of the issuance and sale of the Securities as contemplated hereby or by the Related Agreements. None of such assignments shall relieve the Company or Investor of any obligations hereunder, under the Procedures Agreement or under the Related Agreements.

         SECTION 24.   Counterparts.     This  Agreement  may   be
                       ------------
 executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument. With respect to signatures transmitted by telecopy, upon request by either party to the other party, an original signature of such other party shall promptly be substituted for its facsimile.

         SECTION 25.   Invalid Provisions.   If  any provision  of
                       ------------------
 this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, rules or regulations, and if the rights or obligations of Investor and the Company under this Agreement will not be materially and adversely affected thereby,
 (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible. If the rights and obligations of Investor or the Company will be materially and adversely affected by any such provision held to be illegal, invalid or unenforceable, then unless such provision is waived in writing by the affected party in its sole discretion, this Agreement shall be null and void.

         SECTION 26.   Tagalong  Rights.   On the Effective  Date,
                       ----------------
 Investor shall enter into a written agreement for the benefit of all holders of Class B Common (other than Investor and its Affiliates) whereby Investor shall agree, for a period of three years after the Effective Date, not to sell, in a single transaction or related series of transactions, shares of Common Stock representing 51% or more of the combined voting power of all shares of Common Stock then outstanding unless such holders shall have been given a reasonable opportunity to participate therein on a pro rata basis and at the same price per share and on the same economic terms and conditions applicable to Investor; provided, however, that such obligation of Investor shall not apply to any sale of shares of Common Stock made by Investor (i) to any Affiliate of Investor, (ii) to any Affiliate of Investor s partners, (iii) pursuant to a bankruptcy or insolvency proceeding, (iv) pursuant to judicial order, legal process, execution or attachment, (v) in a widespread distribution registered under the Securities Act of 1933, as amended
 ("Securities  Act")  or  (vi)  in   compliance  with  the  volume
   ---------------
 limitations of Rule 144 (or any successor to such Rule) under the Securities Act.

         SECTION 27.  Stock Legend.  All Notes issued  to Investor
                      ------------
 pursuant to the Plan and all certificates representing shares of Common Stock issued to Investor pursuant to the Plan shall be conspicuously endorsed with an appropriate legend to the effect that such Notes or shares may not be sold, transferred or otherwise disposed of except in compliance with (i) Section 26 and (ii) applicable securities laws.

         SECTION 28.   Directors'  Liability and  Indemnification.
                       ------------------------------------------

        (a)  Upon, and  at all  times  after,  consummation of the
 Plan, the  certificate  of  incorporation of the  Company   shall
 contain provisions which (i) eliminate the personal liability of the Company's former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law and (ii) require the Company, subject to appropriate procedures, to indemnify the Company's former, present and future directors and executive officers to the fullest extent permitted by applicable law. In addition, upon consummation of the Plan, the Company shall enter into written agreements with each person who is a director or executive officer of the Company on the date hereof providing for similar indemnification of such person and providing that no recourse or liability whatsoever with respect to this Agreement, the Procedures Agreement, the Related Agreements, the Plan or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of the
 Company against such person.   Notwithstanding anything contained
 herein to the contrary, the provisions of this Section 28(a) shall not be applicable to any person who ceased being a director of the Company at any time prior to March 1, 1994.

        (b) Investor agrees, on behalf of itself and its partners, that no recourse or liability whatsoever (except as provided by applicable law for intentional fraud, bad faith or willful misconduct) shall be had, directly or indirectly, against any person who is a director or executive officer of the Company on the date hereof with respect to this Agreement, the Procedures Agreement, the Related Agreements, the Plan or the consummation of the transactions contemplated hereby or thereby, such recourse and liability, if any, being expressly waived and released by Investor and its partners as a condition of, and in consideration for, the execution and delivery of this Agreement.

         SECTION  29.  Bankruptcy  Court Approval.  This Agreement
                       --------------------------
 shall not become effective for any purpose unless and until the Bankruptcy Court shall have entered the Confirmation Order.

         SECTION  30.   Jurisdiction  of  Bankruptcy  Court.   The
                        -----------------------------------
 parties agree that the Bankruptcy Court shall have and retain exclusive jurisdiction to enforce and construe the provisions of this Agreement.

         SECTION  31.  Interpretation.   In this Agreement, unless
                       --------------
 a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. The Section headings herein are for convenience only and shall not affect the construction hereof. No provision of this Agreement shall be interpreted or construed against either party solely because such party or its legal representative drafted such provision.

         SECTION  32.     Termination.     This  Agreement   shall
                          -----------
 terminate concurrently  with  the termination  of the  Procedures
 Agreement.


                              AMWEST PARTNERS, L.P.

                              By:  AmWest Genpar, Inc.,
                                   its General Partner


                               By: _______________________________
                               Title: ____________________________

 Accepted and Agreed to
 this 11th day of March, 1994.

 AMERICA WEST AIRLINES, INC.
 as Debtor and Debtor-in-Possession



 By: _______________________________
 Title: ____________________________

                            SCHEDULE I
                                 TO
                        INVESTMENT AGREEMENT


     1. On October 26, 1993, the National Mediation board certified the Airline Pilots Association as collective bargaining agent for the Company's flight deck crew members in NMB Case No. R-6213.
         As of March 3, 1994, the union remained in a process of internal organization consisting of a membership drive and election of local union officers. No proposals for a collective bargaining agreement have yet been tendered. The Company anticipates a formal exchange of opening proposals as contemplated by the Railway Labor Act to occur in mid-April.


     2.  On February  15, 1989  in NMB  Case No.  R-5817, the
         Association of Flight Attendants lost an election to determine whether the Association would be the bargaining agent for certain of the Company's Customer Service Representatives. The NMB has ordered a rerun election and a determination of eligibility to vote in such a rerun election is on-going. No date for a rerun election has yet been set by the NMB.


     3. The Company is subject to an informal inquiry by a governmental agency as described in the letter, dated February 22, 1994, from Martin J. Whalen, Sr. Vice President and General Counsel of the Company, to Richard P. Schifter, counsel for Investor.

                             Exhibit A
                             ---------

                      Stock Purchase Warrants

           Indicative Summary of Key Terms and Conditions


 Issuer                        America West (the "Company").
                                                  -------


 Issue                         Stock   Purchase    Warrants   (the
                               "Warrants").
                                --------

 Number                        Warrants   to  purchase   6,428,572
                               shares  of  the Company's  Class  B
                               Common Stock ("Common Stock").
                                              ------------

 Exercise Price                The Exercise Price for the Warrants
                               will   be    determined   by    the
                               Bankruptcy  Court  based on  a  per
                               share  price  for the  Common Stock
                               which  assumes that all  holders of

                               Prepetition  Claims  have  received
                               full recovery in respect thereof as
                               of the Effective Date.

 Expiration                    The Warrants will be exercisable by
                               the holders thereof  at any time on
                               or prior  to the  fifth anniversary
                               of the Effective Date.

 Redemption                    The    Warrants    will    not   be
                               redeemable.


 Anti-Dillution Adjustments    The  number  of  shares  of  Common
                               Stock purchasable upon  exercise of
                               each Warrant will be adjusted  upon
                               (i) payment  of a dividend  payable
                               in,  or   other  distribution   of,
                               Common  Stock to  all  of the  then
                               current  holders  of  Common Stock,
                               (ii) a combination,  subdivision or
                               reclassification  of Common  Stock,
                               and (iii) rights issuances.

 Common Stock                  When  delivered,  the  Common Stock
                               purchased  upon  exercise   of  the

                               Warrants will  be  fully  paid  and
                               nonassessable.

 Voting Rights                 The  holders of  the  Warrants will
                               not  have  any   voting  rights  in
                               respect thereof.

 Merger The holders of the Warrants will be protected in the case of a merger or other similar transaction involving the Company.

                             Exhibit B
                             ---------

                       Senior Unsecured Notes

           Indicative Summary of Key Terms and Conditions


 Issuer                        (Reorganized)      America     West
                                Airlines, Inc. (the "Company").
                                                     -------

 Issue                         Senior    Unsecured   Notes    (the
                               "Notes").
                                -----

 Principal Amount              $103,000,000.

 Maturity                      Seven years from issuance.

 Interest Rate                 The  Notes   will  bear   interest,
                               payable semiannually, in arrears at
                               a  fixed  rate  equal  to  10%  per
                               annum.

 Ranking The Notes will rank pari passu with all existing and future senior unsecured indebtedness of the Company.

 Operational Redemption        The  Notes will  not be  redeemable
                               during the first three years except
                               that the  Company may redeem  up to
                               $30 million in principal amount  of
                               the Notes issued to Investor and up
                               to  1  million in  principal amount
                               of the Notes issued to GPA, in each
                               case from  the Net Proceeds  of any
                               underwritten  offering  of  primary
                               shares of  the  Company's  Class  B
                               Common  Stock at  a purchase  price
                               equal  to  108% of  principal  plus
                               accrued interest as  of the date of
                               redemption.  Thereafter,  the Notes
                               are  redeemable  at  the  Company's
                               option, in whole  or in part, after
                               30  days  notice.   The  redemption
                               price   will   be   equal  to   the
                               following    percentage   of    the
                               principal amount  redeemed in  each
                               of the following years plus accrued
                               interest:

                               Year 4:     108%
                               Year 5:     105.3%
                               Year 6:     102.7%
                               Year 7:     100.1%

 Mandatory Redemption          None.


 Covenants and Other Provisions            Purchasers will negotiate
                                           in good faith standard
                                           covenants and provisions,
                                           including, but not limited
                                           to, limitations on
                                           additional indebtedness,
                                           liens, restricted payments,
                                           investments,   mergers,
                                           asset sales, transactions
                                           with affiliates, and  the
                                           like.